UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2008, Multi-Fineline Electronix, Inc. named Reza Meshgin as the company’s president and chief executive officer. Mr. Meshgin, who is 44 years old and has served as the company’s president and chief operating officer since December 2003, replaces Philip A. Harding as the company’s CEO. Mr. Harding, who is 75 and has served as the company’s CEO since 1988, will continue to serve as the chairman of the company’s board of directors.

Mr. Meshgin’s annual base salary as president and chief executive officer is $450,000. In addition, Mr. Meshgin will continue to be eligible for all other benefits he received as the company’s president and chief operating officer.

The company issued a news release regarding the appointment of Mr. Meshgin on March 12, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News release issued March 12, 2008, announcing the appointment of Reza Meshgin as the company’s president and chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	Multi-Fineline Electronix, Inc., a Delaware corporation

	By:	/s/ Thomas Liguori
Thomas Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued March 12, 2008, announcing the appointment of Reza Meshgin as the company’s president and chief executive officer.

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